EXHIBIT 10.21

THIRD AMENDMENT TO THE CHEESECAKE FACTORY INCORPORATED
EXECUTIVE SAVINGS PLAN

        This Third Amendment to The Cheesecake Factory Incorporated Executive Savings Plan, is effective as of January 1, 2003.

A. RECITALS

1.	The Cheesecake Factory Incorporated (the “Company”) established an unfunded deferred compensation plan entitled The Cheesecake Factory Executive Savings Plan, with an effective date of October 1, 1999.

2.	The Company amended The Cheesecake Factory Executive Savings Plan, by a First Amendment, effective December 1, 2000 and a Second Amendment, effective October 1, 2001 (collectively, the “Plan”).

3.	All capitalized terms used in this Third Amendment shall have the meaning given such term in the Plan.

4.	The Administrative Committee of the Plan, by unanimous decision, desires to further amend the Plan, effective January 1, 2003, in order to clarify, amend and provide (a) an increase in the Salary eligibility requirements and maximum Salary deferral for Participants.

B. AMENDMENT

The Plan is hereby amended in the following respects:

1.	Section 1.2 (j). Section 1.2(j) of the Plan is deleted in its entirety and replaced by the following:

1.2(j) Eligible Employee shall mean a member of the Board of Directors, an employee of the Company who earns an annual base salary in excess of the Highly Compensated Employees definition in code Sec. 414(Q), as amended from time to time by the IRS, including with respect to cost-of-living adjustments (for 2003 this amount is defined to be $90,000), or who is a member of a select group of management or highly compensated employees of that Company and eligible to participate in the Plan by decision of the Committee, and all General Managers and Executive Kitchen managers of full-service restaurants, regardless of base salary. Once an employee becomes an Eligible Employee, such employee remains an Eligible Employee regardless if their base salary fails to meet the minimum base salary in any Plan Year. Employees may not elect to participate in the Plan while currently enrolled in the Company’s 401(k) Plan.

        Except as herein modified, all other terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this 1st day of January, 2003.

By: /S/ GERALD W. DEITCHLE ——————————————————— Gerald W. Deitchle Its: President and Chief Financial Officer
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